Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"ALSET EHOME INTERNATIONAL INC.", A DELAWARE CORPORATION,

WITH AND INTO "HF ENTERPRISES INC." UNDER THE NAME OF "ALSET EHOME INTERNATIONAL INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE FOURTH DAY OF FEBRUARY, A.D. 2021, AT 8:18 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIFTH DAY OF FEBRUARY, A.D. 2021.

Jeffrey W. Bullock, Secretary of State

6786478 8100M
SR# 20210329376

Authentication: 202443389
Date: 02-04-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is HF Enterprises Inc. ______________________________, and the name of the corporation being merged into this surviving corporation is Alset EHome International Inc. ______________________________.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is HF Enterprises Inc. ______________________________ a Delaware corporation.
The surviving corporation is amending their name to Alset EHome International Inc.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on February 5, 2021.

SIXTH: The Agreement of Merger is on file at 4800 Montgomery Lane, Suite 210 Bethesda MD 20814, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 3rd day of February, A.D., 2021.

By: ______________________________
Authorized Officer

Name: Rongguo Wei
Print or Type

Title: Co-Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:18 AM 02/04/2021
FILED 08:18 AM 02/04/2021
SR 20210329376 - File Number 6786478